G48025

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

800254586808

12/16/13--01014--012 **43.75

FILED
13 DEC 16 AM 9:05
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

amend

dc 12/30

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: Great Mania China Holdings, Inc.

DOCUMENT NUMBER: ____________________

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Callie Jones
Name of Contact Person

Brunson Chandler & Jones, PLLC
Firm/ Company

175 South Main, Suite 1500
Address

Salt Lake City, 84101
City/ State and Zip Code

callie@bcjlaw.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Callie Jones at (801) 303-5730
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ☐ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☒ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

FILED
13 DEC 16 AM 9:05
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

Great China Mania Holdings, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ______________________

____
(Florida street address)

New Registered Office Address: ______________________, Florida ______
(City) *(Zip Code)*

FILED
13 DEC 16 AM 9:05
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President: V= Vice President: T= Treasurer: S= Secretary: D= Director: TR= Trustee: C = Chairman or Clerk: CEO = Chief Executive Officer: CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ☐ Change ☐ Add ☑ Remove	Directc	Hung Yau Wai	Rm. 1902, 19/F, Kodak House 2, Java Road North Point, Hong Kong HK
2) ☐ Change ☐ Add ☑ Remove	Direct	Hing Chan Wang	Rm. 1902, 19/F, Kodak House 2, Java Road North Point, Hong Kong HK
3) ☐ Change ☐ Add ☐ Remove			
4) ☐ Change ☐ Add ☐ Remove			
5) ☐ Change ☐ Add ☐ Remove			
6) ☐ Change ☐ Add ☐ Remove			

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). *(Be specific)*

The total number of shares that this Corporation is authorized to issue is 375,000,000 shares of common stock with a par value of $0.01. The outstanding shares of the Corporation's common stock shall undergo a reverse split at a ratio of 1 post-split for 20 pre-split shares.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

N/A

The date of each amendment(s) adoption: November 25, 2013, if other than th date this document was signed.

Effective date if applicable: ______________________

(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated December 2, 2013

Signature ______________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Kwong Kwan Yin Roy

(Typed or printed name of person signing)

Chief Executive Officer and Director

(Title of person signing)

FILED
18 DEC 16 AM 9:05
SECRETARY OF STATE
TALLAHASSEE, FLORIDA